Exhibit 99.2

Alto Neuroscience Announces Plans to Accelerate Development of ALTO-207 in Treatment Resistant Depression Following Successful Outcome from Recent FDA Meeting

– Successful outcome from recent FDA meeting guides Alto’s plan to accelerate development of ALTO-207, with capital from a $50 million private placement financing expected to enable the company to initiate a Phase 3 study by early 2027 –

– Positive results from blinded pharmacokinetic (PK) analyses across ongoing Phase 2 studies for ALTO-100 and ALTO-101 support clinical study execution efforts aimed at improving patient compliance –

– Alto maintains cash guidance into 2028, now including additional development activities for ALTO-207 –

Mountain View, Calif., October 20, 2025 — Alto Neuroscience, Inc. (“Alto”) (NYSE: ANRO), a clinical-stage biopharmaceutical company focused on the development of novel precision medicines for neuropsychiatric disorders, announced today that, following a successful outcome from a recent FDA meeting, it plans to accelerate the development of ALTO-207 for people with treatment resistant depression (TRD). The $50 million private placement announced today supports expanded development of ALTO-207, and the Company expects to initiate a Phase 3 study by early 2027 following Phase 3 readiness work and alignment with the FDA on the planned study design.

“The successful outcome of our recent FDA meeting for ALTO-207 was a critical step forward, and the financing we announced provides us with the resources to expedite its path toward pivotal studies and potential future approval, said Amit Etkin, M.D., Ph.D., founder and chief executive officer of Alto Neuroscience. “We believe we are well-positioned to advance ALTO-207 for the many patients who are not adequately served by current therapies.”

ALTO-207 Planned Milestones

-	Alto expects to initiate a Phase 2b, potentially pivotal, clinical trial of ALTO-207 in people with TRD by mid-2026.
-	Alto now expects to initiate a Phase 3 clinical trial by early 2027 pending protocol alignment with the FDA and planned Phase 3 readiness work following the recent FDA discussion.

Additional Pipeline Updates

-	ALTO-100 and ALTO-101: Positive results from blinded PK analysis supports enhanced clinical trial execution efforts to mitigate non-compliance risk.
o	A blinded PK analysis from the first cohort of patients in the ongoing Phase 2 study evaluating ALTO-100 as a treatment for bipolar depression and ALTO-101 for cognitive impairment associated with schizophrenia (CIAS) demonstrated that 96% of samples for ALTO-100 and 100% of samples tested for ALTO-101 qualified as PK positive.

o	A sample was considered PK positive if observed drug levels were above a pre-specified minimum threshold. The result for ALTO-100 significantly exceeds typical compliance rates seen in similar CNS trials and underscores the effectiveness of the operational adjustments made to trial design and execution. The Company believes this is a strong indicator of patient tolerability and engagement with the treatment regimen.

-	Updated guidance on topline data timing for ALTO-101: Enrollment remains ongoing in the Phase 2, proof-of-concept study of ALTO-101 in CIAS, and the Company expects to report topline data from this study in 1Q 2026.

About ALTO-207

ALTO-207 is a fixed-dose combination of pramipexole, a dopamine D3-preferring D3/D2 agonist, approved for the treatment of Parkinson’s disease with demonstrated antidepressant effect, and ondansetron, an antiemetic, selective 5-HT3 receptor antagonist. As a fixed-dose combination, ALTO-207 is designed to enable rapid titration and higher dosing by mitigating the dose-limiting adverse events typically experienced with pramipexole. ALTO-207 is being developed to address the significant unmet need for patients with treatment resistant depression.

In a randomized, placebo-controlled Phase 2a clinical trial evaluating ALTO-207 in 32 patients with depression, ALTO-207 met primary and secondary endpoints demonstrating significantly greater improvements on MADRS compared to placebo. Patients randomized to receive ALTO-207 reached a mean dose of 4.1mg per day. ALTO-207 was well tolerated in the maintenance period of the study with an adverse event rate similar to placebo.

About Alto Neuroscience

Alto Neuroscience is a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Alto’s Precision Psychiatry Platform™ measures brain biomarkers by analyzing EEG activity, neurocognitive assessments, wearable data, and other factors to better identify which patients are more likely to respond to Alto product candidates. Alto’s clinical-stage pipeline includes novel drug candidates in bipolar depression, major depressive disorder, treatment resistant depression (TRD), and schizophrenia, and other mental health conditions. For more information, visit www.altoneuroscience.com or follow Alto on X.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “look forward,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, the anticipated use of proceeds from the Company’s recently announced private placement transaction and the Company’s expectations about the closing of the private placement, including the satisfaction of customary closing conditions; statements regarding Alto’s expectations about the potential benefits, activity, effectiveness, tolerability, and safety of its product candidates and Precision Psychiatry Platform (“Platform”); statements regarding patient compliance and the effectiveness of Alto’s clinical trial execution measures; statements regarding Alto’s expectations for the design, progress and results of both its ongoing Phase 2 trial of ALTO-100 in bipolar depression and its Phase 2 POC trial of ALTO-101 in CIAS; Alto’s expectations with regard to the general design and results of its research and development programs and clinical trials, including the timing of enrollment and the timing and availability of data from such trials; Alto’s business strategy and financial position, including its anticipated cash runway and expectations regarding funding, operating and working capital expenditures; and other statements that are not historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including uncertainties inherent in the initiation, progress and completion of clinical trials (including the Phase 2 trial of ALTO-100 in bipolar depression and the Phase 2 POC trial of ALTO-101) and whether the indicative PK data translates into verified patient compliance in the final results of both trials, the availability and timing of results from clinical trials, the risk that Alto’s projections regarding its financial position and expected cash runway are inaccurate or that the conduct of its business requires more cash than anticipated, and other important factors, any of which could cause Alto’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section titled “Risk Factors” in each of Alto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Alto’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”) as well as in other filings Alto may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alto expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as required by law.

Availability of Information on Alto’s Website

Alto routinely uses its investor relations website to post presentations to investors and other important information, including information that may be material. Accordingly, Alto encourages investors and others interested in Alto to review the information it makes public on its investor relations website.

Investor and Media Contact:
Nick Smith
investors@altoneuroscience.com

media@altoneuroscience.com